UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

BLACKROCK PETROLEUM CORP.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 333-137460

Nevada	EIN Pending
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (86) 130-7113-7549

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 31, 2007, Mr. Zhu Hua Yin, our President, Chief Executive Officer, Chief Financial Officer and director, agreed to sell all of his 90,000,000 shares of our issued and outstanding common stock to Mr. Hsien Loong Wong for an aggregate price of $200,000, pursuant to a Stock Purchase Agreement attached hereto as Exhibit 10.1.

The foregoing stock purchase agreement is scheduled to close on December 31, 2007. Upon consummation of the stock purchase, Mr. Hsien Loong Wong will be the owner of 94,500,000 shares or our common stock representing approximately 70% of our issued and outstanding common stock.

The foregoing description of the stock purchase transaction does not purport to be complete and is qualified in their entirety by reference to the stock purchase agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In addition, on December 31, 2007, Mr. Zhu Hua Yin resigned as a director and from all officer positions with the Company and Mr. Hsien Loong Wong was appointed by our Board of Directors as the President, Chief Executive Officer, Chief Financial Officer and Treasurer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement, dated as of December 31, 2007, by and between Mr. Zhu Hua Yin and Mr. Hsien Loong Wong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK PETROLEUM CORP.

By:	/s/ Hsien Loong Wong
Name:	Hsien Loong Wong
Title:	President and Director

Date: January 4, 2008